THIRD AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is made and entered into as of the 15th day of March, 2011, by and among HERITAGE-CRYSTAL CLEAN, LLC, an Indiana limited liability company (the “Borrower”), HERITAGE-CRYSTAL CLEAN, INC., a Delaware corporation (the “Parent”) and BANK OF AMERICA, N.A., a national banking association (the the “Lender”), and amends that certain Third Amended and Restated Revolving Credit Agreement dated as of December 14, 2009 as amended by the First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of May 14, 2010 (the “First Amendment”), and the Second Amendment to Third Amended and Restated Revolving Credit Agreement dated as of June 10, 2010 and this Third Amendment (as the same may be amended and in effect from time to time, the “Credit Agreement”).

WHEREAS, the Borrower has requested a new term loan in the principal amount of $20,000,000 for the purposes of financing, in part, the Oil Re-Refining Project; and

WHEREAS, the Borrower has requested that the Lender amend the Total Leverage Ratio covenant set forth in Section 6.12(d) of the Credit Agreement and certain other provisions of the Credit Agreement, and

WHEREAS, the Lender is willing to make a new term loan in the principal amount of $20,000,000 for the purposes of financing, in part, the Oil Re-Refining Project and to amend the Total Leverage Ratio covenant and certain other provisions of the Credit Agreement, but only upon the terms and conditions and subject to the provisions hereof,

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Definitions. Capitalized terms used herein without definition or not amended in this Third Amendment shall have the meaning assigned to such terms in the Credit Agreement. This Third Amendment shall constitute a Loan Document under (and as defined in) the Credit Agreement for all purposes.

2.	Amendments to Section 1.01 (Definitions) of the Credit Agreement.

A.
Clause (a) contained in the definition of Availability Period is hereby amended by inserting, immediately following the reference to “Maturity Date” the following new words: “applicable to the Revolving Loans”.

B.
Clause (c) contained in the definition of Availability Period is hereby amended by deleting the reference to “Loans” contained therein and inserting in place thereof the following new words: “Revolving Loans”.

C.	The definition of Base Rate Loan is hereby deleted and replaced with the following:
““Base Rate Loan” means any Revolving Loan or portion of the Term A Loan that bears interest based on the Base Rate.”

D.
The definition of Commitment is hereby deleted and replaced with the following new definition in the appropriate alphabetical order (and the term “Commitment” shall be replaced with the term “Revolver Commitment” wherever it appears in the Loan Agreement or any other Loan Document):

““Revolver Commitment” means the Lender's obligation to make Revolving Loans to Borrower pursuant to Section 2.01(a) and to make L/C Credit Extensions, in an aggregate principal amount equal to (i) prior to any Revolver Increase, $20,000,000, and (ii) after any Revolver Increase, not to exceed the lesser of: (x) $20,000,000 plus (on a cumulative basis) the applicable Revolver Increase Amount and (y) $30,000,000.”

E.	The definition of Credit Extension is hereby deleted and replaced with the following:
““Credit Extension” means each of the following: (a) a Revolving Loan, (b) an L/C Credit Extension and (c) the Term A Loan.”

F.	The definition of Eurodollar Rate Loan is hereby deleted and replaced with the following:
““Eurodollar Rate Loan” means any Revolving Loan or portion of the Term A Loan that bears interest at a rate based on the Eurodollar Rate.”

G.	The following definitions are added to Section 1.01 in the appropriate alphabetical order:
““Excess Cash Flow” means, for any fiscal year of the Borrower, the excess (if any) of (a) EBITDA for such fiscal year over (b) the sum of (i) Interest Expense actually paid in cash by the Borrower and its Subsidiaries in such fiscal year, (ii) scheduled principal repayments, to the extent actually made in such fiscal year, of the Term A Loan pursuant to Section 2.06(b), (iii) all income taxes actually paid in cash by the Borrower and its Subsidiaries in such fiscal year, and (iv) Capital Expenditures (other than Capital Expenditures in connection with the Oil Re-Refining Project made with proceeds of Term A Loan) actually made by the Borrower and its Subsidiaries in such fiscal year.”
““Fiscal Quarter” means each fiscal quarter of the Borrower (it being acknowledged that the fiscal quarters of the Borrower end on the date that is nearest to the end of the relevant calendar quarter and do not necessarily correspond to calendar quarter-ends).”

H.
The definition of Interest Payment Date is hereby amended by deleting each reference to “Maturity Date” contained therein and by replacing it with the following new words: “applicable Maturity Date for such Loan”.

I.	Clause (iii) contained in the definition of Interest Period is hereby amended by inserting, immediately before the reference to “Maturity Date” the following new word: “applicable”.

J.	The definition of L/C Expiration Date is hereby amended by inserting, immediately after the reference to “Maturity Date” contained therein the following new words: “applicable to Revolving Loans”.

K.	The definition of Loan is hereby deleted and replaced with the following:
““Loan” means, individually or collectively, (i) each Revolving Loan and (ii) the Term A Loan.”

L.	The definition of Maturity Date is hereby deleted and replaced with the following:
““Maturity Date” means (i) with respect to the Revolving Loans, December 14, 2012 and (ii) with respect to the Term A Loan, March 15, 2016.”

M.	The definition of Note is hereby deleted and replaced with the following:
““Note” means (i) the Revolving Credit Note and (ii) the Term A Note, as applicable.”

N.	The following definitions are added to Section 1.01 in the appropriate alphabetical order:
““Revolving Credit Note” means a promissory note made by the Borrower in favor of the Lender evidencing the Revolving Loans made by the Lender, substantially in the form of Exhibit B.”
““Revolving Loans” has the meaning set forth therefor in Section 2.01(a).”
““Revolver Increase” means an increase in the Revolver Commitment made in accordance with Section 2.12.”
““Revolver Increase Amount” means the amount of any specified Revolver Increase.”
““Senior Credit Facilities” means (i) the revolving credit facility specified in Section 2.01(a) hereof and (ii) the Term A Loan facility specified in Section 2.01(b) hereof.”
““Term A Loan” has the meaning specified in Section 2.01(b).”
““Term A Loan Amortization Commencement Date” has the meaning specified in Section 2.07(c) hereof.”
““Term A Loan Availability Termination Date” means September 30, 2011.”
'“Term A Loan Effective Date” means the effective date of the Third Amendment.”
““Term A Loan Maximum Amount” means $20,000,000.”
““Term A Note” means a promissory note made by the Borrower in favor of the Lender evidencing a Term A Loan made by the Lender, substantially in the form of Exhibit B-2.”
““Total Revolver Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.”

3.	Amendments to Section 2.01 of the Credit Agreement. Section 2.01 of the Credit Agreement is hereby amended to read in its entirety as follows:
2.01 “(a)    Revolving Loans. Subject to the terms and conditions set forth herein, Lender agrees to make revolving loans (together with all “Loans” owing to Lender on the Closing Date pursuant to and as defined under the Original Credit Agreement, the “Revolving Loans”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Revolving Commitment in effect at such time; provided, however, that after giving effect to any Loan Borrowing of Revolving Loans, the Total Revolver Outstandings shall not exceed the Revolver Commitment in effect at such time. Within the limits of the Revolver Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Upon the satisfaction of each of conditions set forth in Section 4.01, all “Loans” owing to Lender on the Closing Date under and as defined in the Original Credit Agreement shall thereupon constitute Revolving Loans hereunder subject to the terms of this Agreement. The Revolver Commitment may be increased in accordance with the provisions of Section 2.12.

(b)    The Term A Loan. Subject to:
(x)    the Lender having received satisfactory evidence from the Borrower that (1) the shareholders of the Parent have invested equity in the Parent in an amount sufficient to enable the Parent to contribute an additional $22,000,000 of equity to the Borrower and such equity shall have been so contributed and (2) the Borrower has invested at least $22,000,000 in cash in the Oil Re-Refining Project (which such investment may include cash expenditures, accounts payable and purchase order commitments, in each case evidenced to the satisfaction of the Lender);
(y)    the Lender having received a pro forma Compliance Certificate from the Borrower (as of the most recently completed fiscal quarter but giving effect to all Indebtedness incurred by the Borrower since the end of such fiscal quarter) evidencing that, as of the Term A Loan Effective Date and after giving effect thereto, the pro forma Total Leverage Ratio does not exceed 2.50 to 1.0, provided that, for purposes of this Section 2.01(b)(y), Funded Debt shall include the Term A Loan Maximum Amount, whether or not yet drawn in its entirety; and
(z)    the other terms and conditions set forth in this Agreement (including, without limitation, in Section 4.02 hereof), the Lender agrees to make a term loan (the “Term A Loan”) to the Borrower in an aggregate amount not to exceed the Term A Loan Maximum Amount, to be advanced on or after the Term A Loan Effective Date through the Term A Loan Availability Termination Date, provided that in no event may the Borrower make more than two (2) draws under the Term A Loan and provided, further, that each draw must be in the principal amount of not less than $10,000,000. The Lender's commitment to advance all or any portion of the Term A Loan hereunder shall expire on the Term A Loan Availability Termination Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. All or any portion of the Term A Loan may be comprised of Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c)    Additional Term A Loan Provisions. The Term A Loan (i) shall bear interest as provided in Section 2.07, (ii) may be prepaid in accordance with Section 2.06, (iii) for all purposes constitutes “Obligations” under (and as defined in) this Agreement and is secured by the Collateral and the Collateral Documents (including the assets and properties relating to the Oil Re-Refining Project) and (iv) shall be used solely for purposes of financing, in part, the Oil Re-Refining Project.”

4.
Amendments to Sections 2.03, 2.04(b) and 2.05 of the Credit Agreement. Each of Section 2.03(a)(i), Section 2.04(b) and 2.05 of the Credit Agreement is amended by deleting the reference therein to “Total Outstandings” and replacing it with the following: “Total Revolver Outstandings”.

5.	Additional amendments to Section 2.04 of the Credit Agreement. The following new subsection (c) is hereby added to Section 2.04 of the Credit Agreement:
(c)    Commencing with the Borrower's 2012 fiscal year, within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall prepay the Term A Loan in the amount equal to 35% of the Excess Cash Flow (if any) for the fiscal year covered by such financial statements. Each prepayment of the Term A Loan pursuant to the foregoing provisions of this Section 2.04(c) shall be applied to the principal repayment installments of the Term A Loan in inverse order of maturity.

6.	Amendments to Section 2.06 of the Credit Agreement. Section 2.06 of the Credit Agreement is hereby deleted and replaced with the following:
“2.06    Repayment of Loans.
(a)    The Borrower shall repay to the Lender on the Maturity Date applicable to the Revolving Loans the aggregate principal amount of Revolving Loans outstanding on such date; and
(b)    The Borrower shall repay to the Lender the principal amount of the Term A Loan in quarterly installment payments which are due and payable on the last day of each calendar quarter, commencing on the earlier of (x) September 30, 2012 or (y) the last day of the fourth calendar quarter ending after the final draw of the Term A Loan (the “Term A Loan Amortization Commencement Date”) in equal quarterly installments aggregating annual amounts equal to: (i) during the first twelve months after the Term A Loan Amortization Commencement Date, five percent (5.0%) of the principal amount of the Term A Loan Maximum Amount, (ii) during each of the second and third twelve-month periods after the Term A Loan Amortization Commencement Date, seven and one-half percent (7.5%) of the principal amount of the Term A Loan Maximum Amount, and (iv) during the fourth twelve-month period after the Term A Loan Amortization Commencement Date, ten percent (10.0%) of the principal amount of the Term A Loan Maximum Amount, with a final balloon payment on the Maturity Date applicable to the Term A Loan in an amount equal to the entire unpaid balance of the Term A Loan outstanding, together with accrued and unpaid interest thereon.

7.
Amendments to Section 2.07 of the Credit Agreement. Section 2.07(c) of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following sentence: “Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable to such Loan.”

8.
Amendments to Section 2.08 of the Credit Agreement. Section 2.08 of the Credit Agreement is hereby amended (x) by inserting, immediately following the reference to “Maturity Date” the following new words: “applicable to Revolving Loans” and (y) by deleting the reference to “Total Outstandings” contained therein and replacing it with the following new words: “Total Revolver Outstandings”.

9.	Amendments to Section 2.10 of the Credit Agreement. Section 2.10 of the Credit Agreement is hereby deleted and replaced with the following:
“2.10    Evidence of Debt. The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. Borrower shall execute and deliver to the Lender a Revolving Note, which shall evidence the Revolving Loans and a Term A Note which shall evidence the Term A Loan, each in addition to such accounts or records of the Lender. The Lender may attach schedules to any Note and endorse thereon the date, type (if applicable), amount and applicable maturity of the subject Loans and payments with respect thereto.””

10.	Addition of New Section 2.12 to the Credit Agreement. The following new Section 2.12 is hereby added to the Credit Agreement:
“2.12.    Increase in Revolver Commitment.
(a)    Request for Increase. Provided there exists no Default, upon written notice to the Lender, the Borrower may from time to time request an increase in the Revolver Commitment by an amount (for all such requests) of not more than $10,000,000 in the aggregate; provided that (i) any such request for an increase shall be in a minimum amount of $1,000,000, and (ii) the Borrower may make a maximum of two such requests during any calendar year.
(b)    Effective Date. If the Revolver Commitment is increased in accordance with this Section 2.12, the Lender and the Borrower shall determine the effective date of such increase (the “Revolver Commitment Increase Effective Date”), which effective date shall be on or before the tenth day after all conditions to such increase have been met by the Borrower to the satisfaction of the Lender.
(c)    Conditions to Effectiveness of Increase. As a condition precedent to a Revolver Increase, the Borrower shall (i) have paid or prepaid principal outstanding under the Term A Loan in a minimum amount equal to the amount of the requested Revolver Increase prior to or contemporaneously with any Revolver Increase, and (ii) deliver to the Lender a certificate of Borrower dated as of the Revolver Commitment Increase Effective Date signed by a Responsible Officer of Borrower (A) certifying that such increase has been duly authorized by the Borrower pursuant to resolutions currently in effect (and attaching the applicable resolutions), and (B) in the case of the Borrower, certifying that, both before and after giving effect to such increase, (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Revolver Commitment Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (y) no Default exists or would result from the Revolver Increase or the funding thereof.”

11.
Amendments to Section 6.11 of the Credit Agreement. Section 6.11 of the Credit Agreement is hereby amended to add the following proviso at the end thereof: “, provided that the proceeds of the Term A Loan shall be used solely in connection with the financing of the Oil Re-Refining Project”.

12.	Amendments to Section 6.12 of the Credit Agreement. Section 6.12(d) of the Credit Agreement is hereby deleted and replaced with the following:
“(d)    Total Leverage Ratio. Maintain on a consolidated basis with respect to Borrower and its Subsidiaries, a Total Leverage Ratio, as of the last day of each Fiscal Quarter for which this Agreement requires Borrower to deliver financial statements, calculated based upon the amount of Funded Debt as of such day and EBITDA for the Measurement Period ending on such day, not exceeding the following ratios for the following Measurement Periods:

Fiscal Quarters (Measurement Period Ending on the last day of)	Total Leverage Ratio
All Fiscal Quarters ending on or prior to the second Fiscal Quarter of 2011	3.25 to 1.00
Third Fiscal Quarter of 2011	3.50 to 1.0
Fourth Fiscal Quarter of 2011	3.75 to 1.0
First Fiscal Quarter of 2012	4.00 to 1.0
Second Fiscal Quarter of 2012	4.00 to 1.00
Third Fiscal Quarter of 2012	3.75 to 1.00
Fourth Fiscal Quarter of 2012	3.50 to 1.0
First Fiscal Quarter of 2013 and all Fiscal Quarters thereafter	3.25 to 1.0

13.	Amendment to Exhibits. The Credit Agreement is amended by adding Exhibit B-2 thereto, which such Exhibit is attached hereto as Annex 1.

14.	Conditions to Effectiveness. This Third Amendment shall become effective as of the date hereof, upon the satisfaction of each of the following conditions:

A.	The receipt by the Lender of a counterpart signature page to this Third Amendment and the Term A Note duly executed and delivered by the Borrower and, as applicable, the Parent and the Lender.

B.
The receipt by the Lender of satisfactory evidence that the Borrower has satisfied the conditions to the Term A Loan set forth in Section 2.01 (b)(x) (as added hereby) (equity investment) and Section 2.01(b)(y) (as added hereby) (Total Leverage Ratio), including delivery of a satisfactory pro forma Compliance Certificate.

C.
The Lender shall be satisfied with its due diligence relating to the Oil Re-Refining Project and shall be satisfied that it has a first-priority perfected security interest in (i) all of the Equity Interests in the Borrower, including any such additional Equity Interests issued in connection with the contribution of the $22,000,000 contemplated herein and (ii) to the extent required by the Lender, the assets and properties comprising the Oil Re-Refining Project.

D.
The receipt by the Lender of the financial statements required by Section 6.01(b) of the Credit Agreement for the most recently ended fiscal quarter of the Borrower, and the certificates with respect thereto required by Section 6.02 of the Credit Agreement, and such financial statements and certificates shall not reflect the occurrence of any Material Adverse Effect since the most recent completed audited financial statements. No other event shall have occurred prior to the Term A Loan Effective Date constituting a Material Adverse Effect.

E.
There shall be an absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

F.
All necessary consents and approvals to the Term A Loan, if any, shall have been obtained by the Borrower (and a copy of each thereof shall be provided to the Lender); and all required permits and licenses shall be in full force and effect.

G.
All representations and warranties set forth in the Credit Agreement and the other Loan Documents, as amended, shall be true and correct, both before and after giving effect to the making of the Term A Loan.

H.
The Lender shall have received updated financial projections and business assumptions covering the period of the Senior Credit Facilities, which shall be in form and substance reasonably satisfactory to the Lender.

I.
The Lender shall have received satisfactory customary closing documents in connection with the Third Amendment, including, without limitation, (x) a satisfactory Officers' Certificate, that, among things, provides a bringdown with respect to the charter and by-laws (or similar document) of the Loan Parties and evidences the incumbency of the officers executing this Third Amendment and the authority of the Borrower to enter into the Term A Loan and the Revolver Increases, (y) satisfactory legal opinions with respect to the Third Amendment, including, without limitation, the Term A Loan and (z) any other document, certificate or diligence item requested by the Lender (including those consistent with the deliveries on the Closing Date).

J.	The Lender shall have received such other information, reports, certificates or similar items from the Borrower as it may reasonably request (including regarding the Oil Re-Refining Project).

K.
The Borrower shall have paid all fees and expenses of the Lender in connection with this Third Amendment or otherwise outstanding, including, without limitation, the reasonable fees and expenses of legal counsel to the Lender and the arrangement fee due and payable to the Lender pursuant to the separate fee letter between the Borrower and the Lender in connection with the Term A Loan.

15.	Representations and Warranties. The Loan Parties represent and warrant to the Lender as follows:

A.
The execution, delivery and performance of this Third Amendment, the Term A Note and each other Loan Document and the transactions contemplated hereby and thereby (i) are within the corporate (or the equivalent company or partnership) authority of each of the Loan Parties, (ii) have been duly authorized by all necessary corporate (or other) proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Loan Parties is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Loan Parties so as to materially adversely affect the assets, business or any activity of the Loan Parties, and (iv) do not conflict with any provision of the corporate charter, articles or bylaws (or equivalent other company or partnership documents) of the Loan Parties or any agreement or other instrument binding upon the Loan Parties.

B.
The execution, delivery and performance of this Third Amendment, the Term Note A and each other Loan Document will result in valid and legally binding obligations of the Borrower enforceable against the Borrower in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

C.
The execution, delivery and performance by the Borrower of this Third Amendment, the Term A Note and each other Loan Document and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.

D.
The representations and warranties contained in Article V of the Credit Agreement are true and correct as of the date hereof as though made on and as of the date hereof (including, without limitation, as to the Oil Re- Refining Project), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date. For purposes of this Clause (D), the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement.

E.
Both before and after the making of the Term A Loan (including each advance thereunder), each of the Loan Parties are and will be solvent (i.e., it has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured and it does not have unreasonably small capital) and has, and expects to have, the ability to pay its debts from time to time incurred as such debts mature.

F.	Both before and after giving effect to this Third Amendment, no Default or Event of Default under (and as defined in) the Credit Agreement has occurred and is continuing.

16.
No Waiver. Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly set forth in this Third Amendment, to modify any provision of the Credit Agreement, or (ii) give raise to any defenses or counterclaims to the Lender's right to compel payment of the Obligations when due or to otherwise enforce its respective rights and remedies under the Credit Agreement and the other Loan Documents.

17.
Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Third Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Third Amendment.

18.
Governing Law. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

19.
Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts. Likewise, the existence of this Third Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects. This Third Amendment and the Term A Note, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment to Third Amended and Restated Credit Agreement as a sealed instrument as of the date first set forth above.

HERITAGE-CRYSTAL CLEAN, LLC, an
Indiana limited liability company

By:	/s/ Greg Ray
Name:	Greg Ray
Title:	Chief Financial Officer

By its signature below, the Parent hereby acknowledges and agrees to the terms of this Third Amendment, including, without limitation, the representations, warranties, affirmative covenants and negative covenants applicable to the Parent contained herein. The Parent hereby affirms its obligations of payment and performance under the Guaranty dated as of May 30, 2008 by the Parent, and agrees that all “Obligations”, as defined in the Credit Agreement and after giving effect to this Third Amendment (including, without limitation, all obligations under or relating to the Term A Loan), are covered by and guaranteed under the Guaranty.

HERITAGE-CRYSTAL CLEAN, INC.,
a Delaware corporation

By:	/s/ Greg Ray
Name:	Greg Ray
Title:	Chief Financial Officer

Signature Page Borrower and Parent to Third Amendment

BANK OF AMERICA, N.A., as the Lender

By:	/s/ Maria F. Maria
Name:	Maria F. Maia
Title:	Managing Director

Signature Page Lender to Third Amendment

Annex 1

Insert Term A Note

TERM NOTE

$20,000,000	March 15, 2011

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Bank of America, N.A. or its assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term A Loan made by the Lender to the Borrower under that certain Third Amended and Restated Credit Agreement, dated as of December 14, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between Borrower and Lender.

The Borrower promises to pay interest on the unpaid principal amount of the Term A Loan from the date of such Term A Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds at the Lender's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note (this “Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term A Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Term A Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

HERITAGE-CRYSTAL CLEAN, LLC as
Borrower

By:
Name:
Title:

Signature Page to Term Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Schedule to Term Note